As filed with the Securities and Exchange Commission on June 24,1997

                                             Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                ADVANCED TECHNOLOGY LABORATORIES, INC.
        (Exact name of Registrant as specified in its charter)

            Washington                         91-1353386
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                     22100 Bothell Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
     (Address of principal executive offices, including zip code)


         AMENDED 1992 NONOFFICER EMPLOYEE STOCK OPTION PLAN

                     EMPLOYEE STOCK PURCHASE PLAN
                        (Full title of the plan)


                         W. BRINTON YORKS, Jr.
             Vice President, General Counsel and Secretary
                ADVANCED TECHNOLOGY LABORATORIES, INC.
                     22100 Bothell-Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
                            (425) 487-7000
     (Name, address and telephone number, including area code, of agent for service)

                          __________________


                    CALCULATION OF REGISTRATION FEE


                              Proposed     Proposed
Title of                      Maximum      Maximum
Securities       Number to    Offering     Aggregate    Amount of
to Be            be           Price Per    Offering     Registration
Registered       Registered   Share(1)     Price(1)     Fee
----------       ----------   --------     ----------   ------------
Common Stock,
par value
$.01 per Share   350,000(2)   $41.375      $14,481,250  $4,388.26

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share is estimated to be $41.375 based on the average of the high and low prices for the Common Stock in the over-the-counter market on June 23, 1997 as reported on the Nasdaq National Market.



(2) Of this number, 50,000 are being registered for issuance pursuant to the Amended 1992 Nonofficer Employee Stock Option Plan and 300,000 are being registered for issuance pursuant to the Employee Stock Purchase Plan. In addition to this number of shares, an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                             Page 1 of 29
                      Exhibit Index is on page 6

            REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E, this registration statement on Form S-8 is filed by Advanced Technology Laboratories, Inc. (the "Registrant") to register additional securities under the Plans described in Registration Statement Nos. 33-54757 (including post-effective Amendment No.1 thereto (the "Post-Effective Amendment")), 33-59914, 33-61807 and 333-08881, to be issued pursuant to an amendment and adoption of the Plans by the Registrant's Board of Directors on February 26, 1997 and May 7, 1997, and by the Registrant's Shareholders on May 7, 1997. Portions of Registration Statement 33-54757, 33-59914, 33-61807 and 333-
08881 and the Post-Effective Amendment are incorporated herein by reference.

                           PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY
         REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 28, 1997;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

          (c)  The description of the Registrant's Common
Stock contained in the Current Report on Form 8-K filed on January 11, 1996; and

          (d)  The description of the Registrant's Common
Stock contained in the Registration Statement on Form 10
(Registration No. 0-15160) filed with the Commission on November 12, 1986 under Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.        Not Applicable

Item 5.        Not Applicable

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Incorporated herein by reference to the Post-Effective
Amendment on Form S-8, filed with the Commission on August
11, 1995 under Registration Statement No. 33-54757.

Item 7.        Not Applicable

Item 8.  EXHIBITS

 Exhibit
 Number                   Description
 -------     ------------------------------------------
   5.1       Opinion of Bogle & Gates P.L.L.C.

  10.1       Amended 1992 Nonofficer Employee Stock
             Option Plan

  10.2       Employee Stock Purchase Plan

  23.1       Consent of KPMG Peat Marwick LLP

  23.2 Consent of Bogle & Gates P.L.L.C. (included in opinion filed as Exhibit 5.1)

  24.1       Power of Attorney (see signature page)


Item 9.  UNDERTAKINGS

A.    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii)
--------  -------
above do not apply if the registration statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     Undertakings pursuant to Regulation S-K Rule 512(b) and
(h) are incorporated by reference to Registration Statement
Nos. 33-54757, 33-59914, 33-61807 and 333-08881 and the Post-
Effective Amendment.

    The Registrant.  Pursuant to the requirements of the
    --------------
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 24th day of June, 1997.

                              ADVANCED TECHNOLOGY
                              LABORATORIES INC.


                              By /s/ Dennis C. Fill
                                 -------------------------
                                 Dennis C. Fill, Chairman
                                 and Chief Executive Officer



    The Plan.  Solely with respect to the Registrant's
    --------
Employee Stock Purchase Plan and pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 24th day of June, 1997.


                              EMPLOYEE STOCK
                              PURCHASE PLAN


                              By /s/ Harvey N. Gillis
                                ------------------------
                                Harvey N. Gillis, Senior
                                Vice President
                                and Chief Financial Officer


                      POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Dennis C. Fill and W. Brinton Yorks, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to the Registration Statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on June 24, 1997.



           Signature            Title

      /s/ Dennis C. Fill        Chairman of the Board, Chief
     ----------------------     Executive Officer
        Dennis C. Fill

      /s/ Harvey N. Gillis      Senior Vice President, Chief
     ----------------------     Financial Officer (Principal
        Harvey N. Gillis        Financial Officer)

      /s/ Kirby L. Cramer        Director
     ----------------------
        Kirby L. Cramer


     /s/ Harvey Feigenbaum      Director
     ----------------------
     Harvey Feigenbaum, M.D.


     /s/ Eugene A. Larson       Director
     --------------------
       Eugene A. Larson


       /s/ Ernest Mario         Director
     --------------------
     Ernest Mario, Ph.D.


      /s/ John R. Miller        Director
     --------------------
        John R. Miller


    /s/ Phillip M. Nudelman     Director
    -----------------------
   Phillip M. Nudelman, Ph.D.


        /s/ Harry Woolf         Director
      --------------------
      Harry Woolf, Ph.D.


    /s/ Richard S. Totorica     Vice President and Corporate
    -----------------------     Controller (Principal Accounting
      Richard S. Totorica       Officer)

                      INDEX TO EXHIBITS


                                                      Sequentially
 Exhibit                                                Numbered
 Number                   Description                     Page
 -------     --------------------------------------     --------

   5.1       Opinion of Bogle & Gates P.L.L.C.             7

  10.1       Amended 1992 Nonofficer Employee Stock      8 - 22
             Option Plan

  10.2       Employee Stock Purchase Plan               23 - 28

  23.1       Consent of KPMG Peat Marwick LLP             29

  23.2 Consent of Bogle & Gates P.L.L.C.(included in opinion filed as Exhibit 5.1)

  24.1       Power of Attorney (see signature page)